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                                                                   Exhibit 10.30

                          STOCK OPTION GRANT AGREEMENT
                          (Non-Qualified Stock Options)

            THIS AGREEMENT, made as of this 22nd day of November 1999 between SCG Holding Corporation (the "Company") and Michael Rohleder (the
"Participant").

            WHEREAS, the Company has adopted and maintains the SCG Holding Corporation 1999 Founders Stock Option Plan (the "Plan") to promote the interests of the Company and its Affiliates and stockholders by providing the Company's key employees and others with an appropriate incentive to encourage them to continue in the employ of the Company or its affiliates and to improve the growth and profitability of the Company;

            WHEREAS, the Plan provides for the Grant to Participants in the Plan of Non-Qualified Stock Options to purchase shares of Common Stock of the Company.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

            1. Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant a NON-QUALIFIED STOCK OPTION (the "Option") with respect to 700,000 shares of Common Stock of the Company.

            2. Grant Date. The Grant Date of the Option hereby granted is September 9, 1999.

            3. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Agreement, as interpreted by the Board, shall govern. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.

            4. Exercise Price. The exercise price of each share underlying the Option hereby granted is $1.00 U.S. per share.

            5. Vesting Date. The Option shall become exercisable as follows:
Approximately 8.4 percent of the Option shall become exercisable on the Grant Date; an additional 8.3 percent of the Option shall become exercisable six months following the Grant Date; an additional 8.3 percent of the Option shall become exercisable on the first anniversary of the Grant Date; and on each six-month anniversary following the first one-year anniversary of the Grant Date, an additional 12.5 percent of the Option shall become exercisable until 100 percent of the Option is fully vested and exercisable; provided that, the number of shares to become exercisable on any Vesting Date shall be rounded up to the nearest share, but in no event shall more than 25 percent of the shares underlying the Option become exercisable in any twelve-month period, nor shall more than the total number of shares underlying the Option become exercisable. Notwithstanding the foregoing, in the event of a Change in Control (as

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defined in the Plan), any portion of the Option which has not expired pursuant to Section 6 below, shall become immediately vested and exercisable on the date of such Change in Control.

            6. Expiration Date. Subject to the provisions of the Plan, with respect to the Option or any portion thereof which has not become exercisable, the Option shall expire on the date the Participant's Employment is terminated for any reason, and with respect to any Option or any portion thereof which has become exercisable, the Option shall expire on the earlier of: (i) 90 days after the Participant's termination of Employment other than for Cause, death or Disability; (ii) one year after termination of the Participant's Employment by reason of death or Disability; (iii) the commencement of business on the date the Participant's Employment is, or is deemed to have been, terminated for Cause; or (iv) the tenth anniversary of the Grant Date.

            7. Company Call Rights. Upon a termination of the Participant's Employment for any reason prior to the existence of a Public Market, the Company shall have the right, in its sole discretion, during the ninety-day period immediately following the date of termination (the "Option Call Period"), to purchase for cash any portion of the Option that has become exercisable on or before the date of such termination of Employment for a purchase price equal to the Option Spread, if any, determined as of the Valuation Date immediately preceding the date that the Company exercises its right to purchase such Option multiplied by the number of shares of Common Stock underlying such portion of the Option. Upon written notice that the Company is exercising its right to purchase such portion of the Option, such Option shall no longer be exercisable by the Participant (unless otherwise agreed by the Company) and, upon payment by the Company, such Option shall immediately become void and cancelled, without any further action by the Participant or the Company or otherwise. Such payment shall be made within ten days after the date that the Company notifies the Participant in writing that it is exercising its right to purchase the Option hereunder, provided that the Company may delay any such payment in the event such payment will result in the violation of the terms or provisions of, or result in a default or event of default under, any guarantee, financing or security agreement or document entered into by the Company or any of its Affiliates and in effect on such date (hereinafter a "Financing Agreement"). In the event the payment of the purchase price is delayed as a result of a restriction imposed by a Financing Agreement as provided above, such payment shall be made without the application of further conditions or impediments as soon as practicable after the payment of such purchase price would no longer result in the violation of the terms or provisions of, or result in a default or event of default under, any Financing Agreement, and such payment shall equal the amount that would have been paid to the Participant if no delay had occurred plus interest for the period from the date on which the purchase price would have been paid but for the delay in payment provided herein to the date on which such payment is made (the "Delay Period"), calculated at an annual rate equal to the average annual prime rate charged during the Delay Period by a nationally recognized bank designated by the Board. The Company may deduct from any payment provided hereunder an amount equal to the applicable federal, state and local withholding taxes.

            8. Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or


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unenforceable in any other jurisdiction, If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company's forbearance or failure to take action.

            9. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

            10. Limitation on Transfer. During the lifetime of the Participant, the Option shall be exercisable only by the Participant. The Option shall not be assignable or transferable other than by will or by the laws of descent and distribution. All shares of Common Stock obtained pursuant to the Option granted herein, shall not be transferred except as provided in the Plan and, where applicable, the Management Stockholders' Agreement.

            11. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

            12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

            13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (United States of America) without regard to the provisions governing conflict of laws.

            14. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board in respect of the Plan, this Agreement and the Option shall be final and conclusive. The Participant further acknowledges that, prior to the existence of a Public Market, no exercise of the Option or any portion thereof shall be effective unless and until the Participant has executed the Management Stockholders' Agreement and the Participant hereby agrees to be bound thereby.


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                             *    *    *    *    *

            IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement, the Plan and the Management Stockholders' Agreement as of the day and year first written above.

                                       SCG Holding Corporation


                                       /s/ James Stoeckmann

                                       By: James Stoeckmann
                                       Title: Vice President Human Resources


                                       /s/ Michael Rohleder
                                       -----------------------------------------
                                       Participants Signature

                                       Michael Rohleder


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